Cuisine Solutions Announces Second Quarter Financial Results and Conference Call

Alexandria, Virginia (January 10, 2008)—Cuisine Solutions, Inc. (AMEX: FZN) (the “Company”) announced today that the Company plans to report financial results before the market opens on Thursday, January 24, 2008 for the second quarter ended December 15, 2007.  The Company will host a conference call at 8:00 a.m., Eastern Time, Thursday, January 24, 2008 to discuss second quarter financial results. Please call (877) 407-8031 to enter the conference; international callers should call 1-201-689-8031. An operator will monitor the call and set a queue for the questions.  The call can be accessed live on the Internet at http://www.cuisinesolutions.com/content/financial.php, where it will also be archived. A telephone replay will be available three hours after the call for approximately two weeks.  To hear the replay, please call (877) 660-6853 (international callers can call 1-201-612-7415) and use Account Code 286 and Conference ID Code 239376.

Cuisine Solutions utilizes the “sous vide” technology and methods, which means that the products, such as Lamb Shank with Rosemary Mint sauce, Seared Tilapia with Lemon and Green Peppercorn Sauce, or Veal Osso Buco, are vacuum sealed and then slowly cooked in water at very low temperatures. The sous vide technology involves knowing the precise time and temperature that food changes molecular structure during cooking. This enables Cuisine Solutions to cook the food for optimum taste, color, and texture while also pasteurizing.  Since the products are immediately flash-frozen, there is no need for preservatives in the product and most of the Cuisine Solutions products have a guaranteed 18 month shelf life.  For more information, visit www.cuisinesolutions.com

Contact:
Cuisine Solutions, Inc., Alexandria, VA.
Lillian Liu, 703-270-2918
lliu@cuisinesolutions.com